Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

Deborah S. Lorenz

Vice President, Investor Relations and

Corporate Communications

Lipid Sciences, Inc.

925-249-4031

dlorenz@lipidsciences.com

FOR IMMEDIATE RELEASE:

June 7, 2007

LIPID SCIENCES ANNOUNCES VALIDATION OF PROPRIETARY PEPTIDE THAT MIMICS KEY FUNCTIONS OF NATURAL HUMAN HDL

Fourth Quarter 2007 Completion of HDL Selective Delipidation Clinical Trial Re-Affirmed

PLEASANTON, Calif., June 7, 2007 – Lipid Sciences, Inc. (Nasdaq:LIPD)—At the Company’s Annual Meeting of Stockholders, President and Chief Executive Officer, Dr. S. Lewis Meyer, announced that the Company has developed a synthetic form of HDL that mimics key functions of naturally-occurring human HDL.  The Company’s lead HDL Mimetic Peptide compound, LSI 518P, and a back-up compound have been identified and validated with an extensive battery of in vitro assays.  The lead compound was selected as a result of screenings at multiple sites:  The Baker Institute, Melbourne, Australia; the Children’s Hospital of Philadelphia; and in Lipid Sciences’ own laboratory.  In these tests, the selected mimetic peptide candidates effluxed cholesterol via the ABCA1 transporter metabolic pathway—known to be optimal for removing cholesterol from arterial plaque via the reverse cholesterol transport mechanism—at a rate similar to naturally-occurring HDL.  Dr. Meyer noted that the Company’s “synthetic HDL” should not only enhance reverse cholesterol transport, but also mimic the other important biological functions of HDL—contribution to plaque regression and reduction the inflammation associated with atherosclerosis.

In comments offered at the end of the presentation, Dr. H. Bryan Brewer, Chief Scientific Director of Lipid Sciences and leader of its HDL Mimetic Peptide program, noted, “HDL Mimetic Peptides represent the next generation of HDL Therapy.  The principal functional characteristics of the ideal HDL Mimetic Peptide are the specific and effective cholesterol efflux as well as anti-inflammation. Our initial assessment demonstrates that our lead candidate possesses both efflux and anti-inflammatory properties that are similar to naturally-occurring ApoA-I, making it a very strong mimetic peptide candidate.”  Dr. Brewer continued, “Our in vitro studies are ongoing and we expect to begin animal studies shortly to further test our initial findings about the effectiveness of our synthetic peptide.  We anticipate the results of the animal studies in October 2007.”

In his prepared remarks, Dr. Meyer also expressed his confidence in completing the Company’s HDL Selective Delipidation safety and feasibility clinical trial by the end of 2007.  To date, 18 of a total of 30 patients have been enrolled and the procedures have been well-tolerated by all participants.  In addition to the primary clinical trial site, the Washington Hospital Center, the Company is in the process of adding three clinical trial sites in the Washington, D.C. area to increase the pool of eligible participants.

A copy of this presentation has been posted to the Company’s website, www.lipidsciences.com, at the Investor Relations tab with the heading “Annual Meeting of Stockholders, June 7, 2007.”  Copies are also available by contacting Investor Relations at (925) 249-4031.

Annual Meeting Report

A quorum was present at the meeting with approximately 74% of the shares outstanding represented in person or by proxy.  The stockholders voted to re-elect John E. Crawford as a Class I Director with a term expiring in 2009, and voted to re-elect H. Bryan Brewer, Jr., M.D., Bosko Djordjevic and Frank M. Placenti as Class II Directors with terms expiring in 2010.  The stockholders also voted to elect Stephen E. Renneckar as a Class III Director with a term expiring in 2008, bringing the total number of Directors to seven.

Pursuant to the stock purchase agreement dated as of July 9, 2001 among Sun NZ, NZ Corporation (“NZ”) and Pre-Merger Lipid Sciences, Sun NZ, a large stockholder of the Company, has the right to nominate one-third of the Company Directors if the Company’s entire Board consists of nine or more persons, or two Directors if the entire Board consists of eight or fewer persons.  Mr. Renneckar was nominated by Sun NZ to serve as its designee on the Board pursuant to its rights under the stock purchase agreement and the Company’s Certificate of Incorporation.  Sun NZ has not indicated an intention to nominate a second Director to the Board at this time.

Mr. Renneckar is the President and a Director of SunChase Holdings, Inc., a private investment and development company.  Mr. Renneckar joined SunChase Holdings in 1992, and became a Director, Vice President, and Corporate Counsel in 1996.  He served as the Chairman of NZ Corporation prior to its merger with Pre-Merger Lipid Sciences and is the Vice President of Sun NMA, Inc., which is the managing member of Sun NZ LLC, a significant shareholder of Lipid Sciences, Inc.  Mr. Renneckar holds a Bachelor of Science degree from Miami University (Ohio) and a Juris Doctorate degree from The Ohio State University.

Lipid Sciences, Inc. is a development-stage biotechnology company engaged in the research and development of products and processes intended to treat major medical indications, in which lipids, or fat components, play a key role.  The Company’s HDL Therapy platform (HDL Selective Delipidation and HDL Mimetic Peptides) aims to develop treatments to reverse atherosclerosis, a systemic disease of the blood vessels caused by the build-up of cholesterol-filled plaques in the vascular system and, most critically, in the coronary arteries. Regression of such plaques may have a major impact on reducing the risk of acute coronary events.  The Company’s Viral Immunotherapy platform focuses on the removal of the lipid coatings from lipid-enveloped viruses and other lipid-containing infectious agents by applying Lipid Sciences’ proprietary delipidation technologies.  The Company believes that removing the virus’ protective lipid coating enhances the processing and presentation of viral proteins to stimulate the body’s immune system to effectively fight the disease.  Conditions that could potentially be impacted by these technologies include HIV, Hepatitis B and Hepatitis C, West Nile, SARS, influenza, and a broad range of animal health applications.

Forward-Looking Statements:  This release contains forward-looking statements concerning plans, objectives, goals, strategies, study results, anticipations, expectations, future events or performance as well as all other statements that are not statements of historical fact.  The forward-looking statements contained in this release reflect our current beliefs and expectations on the date of this release.  Actual results, performance or outcomes may differ materially from what is expressed in the forward-looking statements.  Readers are referred to the documents filed by us with the SEC, specifically the most recent reports on Form 10-K and Form 10-Q which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  In addition to those risk factors, other factors that could cause actual results to differ materially include the following:  Our inability to obtain adequate funds; the significant losses we have incurred to date, and our expectation that we will incur substantial losses in the future; the failure of our technologies to prove safe or effective; our inability to obtain regulatory approval for our technologies, which are only in the clinical development stage; delay or failure to complete clinical studies; our inability to add additional clinical trial sites; our dependence on our license agreement with Aruba International B.V.; our reliance on collaborations with strategic partners and consultants; competition in our industry, including the development of new products by others that may provide alternative or better therapies; failure to secure and enforce our intellectual property rights; risks associated with use of biological and hazardous materials; acceptance of our potential products by healthcare providers and patients; our exposure to product liability claims; and our dependence on key personnel.

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q.  Copies are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov.  Lipid Sciences assumes no obligation to update the forward-looking statements included in this document.

Press releases for Lipid Sciences, Inc. are available on our website: www.lipidsciences.com.  If you would like to receive our press releases via email, please contact: info@lipidsciences.com.